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EXHIBIT 10.16

                         THE YANKEE CANDLE COMPANY, INC.
                      AWARD OF PERFORMANCE SHARES AGREEMENT

      This Agreement is made as of ________________ between The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), and
_____________________ (the "Participant").

      WHEREAS, the [1999/2005] Stock Option and Award Plan of the Company (the "Plan") authorizes the Company to grant awards of Performance Shares (as defined below);

      WHEREAS, the Participant is an Eligible Individual as defined in the Plan; and

      WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant to the Participant of the Award covered by this Agreement;

      NOW, THEREFORE, in consideration of the mutual commitments made in this Agreement, the Company and the Participant agree as follows:

      1. Grant of Award. The Company hereby grants to the Participant an award of Performance Shares (the "Award"). The Award entitles the Participant to receive, subject to the terms and conditions of this Agreement, shares of common stock, $.01 par value per share, of the Company (the "Performance Shares"), which shall be issued under the Plan. The target number of Performance Shares to be issued to the Participant is _________, although the actual number (if any) of Performance Shares issued could be lower or higher, as provided in this Agreement. Any Performance Shares issued under this Agreement shall be issued in consideration of employment services performed by the Participant during the Performance Period (as defined below).

      2.    Number of Performance Shares.

            a) The actual number of Performance Shares which may be issued to the Participant shall be based upon the Company's cumulative earnings per share, as determined in accordance with generally accepted accounting principles and as reported by the Company in its filings with the Securities and Exchange Commission ("EPS"), for the three fiscal years ending ________________, ________________ and ________________ (the "Performance
                  Period"). The Participant shall receive, subject to the other terms and conditions of this Agreement, the following percentage of his or her target number of Performance Shares:


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CUMULATIVE EPS DURING
PERFORMANCE                       PERCENTAGE OF TARGET
PERIOD                            SHARES ISSUED

Less than $____                   0%

$____                             ___%

From $____ through                __% plus ___% for each
$____                             $____ of EPS in excess of
                                  $____

$____                             100%

From $____ through                100% plus .___% for each
$____                             $____ of EPS in excess of
                                  $____

$____ and above                   175%

            b) The Compensation Committee shall have the authority, exercisable in its discretion, to adjust from time to time the EPS targets set forth in Section 2(a) and elsewhere in this Agreement as it deems appropriate under the circumstances, including to take into account (i) events such as share repurchases by the Company and equity financings by the Company that affect the number of outstanding shares of common stock of the Company and (ii) acquisitions or other unusual events that affect the Company's net income.

      3. Issuance of Performance Shares and Dividend Equivalent Payment. At the first meeting of the Compensation Committee held after the Company's financial results for the fiscal year ending ________________ [third fiscal year in Performance Period] are first reported by the Company as part of a filing (including a Current Report on Form 8-K) with the Securities and Exchange Commission, the Compensation Committee shall (i) review the Company's EPS over the Performance Period (or portion thereof, as provided in Section 5),
            (ii) make any adjustments to the EPS targets set forth in this Agreement pursuant to the authority granted in Section 2(b), and
            (iii) approve (subject to the continued employment condition set forth in Section 4) the issuance of Performance Shares to the Participant in accordance with the provisions of Section 2(a) or
            Section 5, as applicable. As promptly as practicable following such Compensation Committee meeting, the Company shall (a) issue to the Participant such number of Performance Shares as have been approved for issuance to the Participant as described above and (b) pay to the Participant an amount in cash equal to the Dividend Equivalent Payment. For purposes of this Agreement, the "Dividend Equivalent Payment" means (i) the total amount (if any) of the dividends declared on a share of common stock of the Company payable to holders of record as of a date between the date of this Agreement and the date on which the Performance Shares are issued to the Participant, multiplied by (ii) the number of Performance Shares issued to the Participant. The Participant shall forfeit any rights he or she may have had to any Performance Shares that are not issued to the Participant as provided in this Section 3.

      4. Continuation of Employment as a Condition to Issuance of Performance Shares.

            a) Except as provided in Section 4(b) and Section 5, if the Participant's employment with the Company terminates for any reason prior to ________________ [end of third fiscal year in Performance Period], the Participant shall forfeit all rights under this Agreement effective as of such employment termination, and shall not be entitled to receive any Performance Shares


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                  (regardless of whether the EPS targets are attained). For
                  purposes of this Agreement, the Participant shall be deemed to be employed by the Company if he or she is employed by any subsidiary of the Company.

            b) If the Participant terminates his or her employment pursuant to a Qualifying Retirement (as defined below) on or after ________________ [first day of second fiscal year in Performance Period] but prior to ________________ [end of third fiscal year in Performance Period], or if such employment is terminated during such time period by reason of the Participant's death or Disability (as defined in the Plan), then notwithstanding the terms of Section 4(a), he or she shall be eligible to receive Performance Shares and the Dividend Equivalent Payment in accordance with the terms of
                  Section 3 (including the timing of issuance and payment provided for therein) and the other terms of this Agreement, as if his or her employment with the Company had continued through ________________ [end of third fiscal year in Performance Period], except that (i) if the Qualifying Retirement or death or Disability occurs subsequent to the end of the fiscal year ending ________________ [first fiscal year in Performance Period] but prior to the end of the fiscal year ending ________________ [second fiscal year in Performance Period], the number of Performance Shares issued to the Participant shall be reduced to 33.33% of the number that would otherwise have been issued to the Participant, and (ii) if the Qualifying Retirement or death or Disability occurs subsequent to the end of the fiscal year ending ________________ [second fiscal year in Performance Period] but prior to the end of the fiscal year ending ________________ [third fiscal year in Performance Period], the number of Performance Shares issued to the Participant shall be reduced to 66.67% of the number that would otherwise have been issued to the Participant.

            c) A "Qualifying Retirement" means retirement by the Participant after satisfaction of the conditions in either clause (i) or clause (ii):

                  i.    The Participant has both (A) attained the age of 55 and
                        (B) completed at least ten years of employment with the Company; or

                  ii. the sum of the Participant's age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

      5.    Change in Control.

            a) In the event a Change in Control of the Company (as defined in the Plan) occurs prior to the end of the fiscal year ending ________________ [first fiscal year in Performance Period], this Agreement shall terminate and the Participant shall forfeit any rights he or she may have had to any Performance Shares issuable under this Agreement.

            b) In the event a Change in Control of the Company occurs subsequent to the end of the fiscal year ending ________________ [first fiscal year in Performance Period] but prior to the end of the fiscal year ending ________________ [second fiscal year in Performance Period] and the Participant remains employed by the Company through the date of the Change in Control, (i) the Participant's target number of Performance Shares shall be reduced to 33.33% of the original target number, (ii) the Participant shall receive his or her adjusted target number of Performance Shares if the Company's EPS for the fiscal year ending ________________ [first fiscal year in Performance Period] is at least $____, (iii) the Compensation Committee shall meet prior to the date of the Change in Control to take the actions contemplated by Section 3, (iv) immediately prior to the Change in Control, the Company shall issue to the Participant such number of Performance Shares as have been approved by the Compensation Committee for issuance to the Participant and pay to the Participant an amount in cash equal to the Dividend Equivalent Payment, and (v) this Agreement shall terminate and the


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                  Participant shall forfeit any rights he or she may have had to any additional Performance Shares issuable under this Agreement.

            c) In the event a Change in Control of the Company occurs subsequent to the end of the fiscal year ending ________________ [second fiscal year in Performance Period] but prior to the end of the fiscal year ending ________________ [third fiscal year in Performance Period] and the Participant remains employed by the Company through the date of the Change in Control, (i) the Participant's target number of Performance Shares shall be reduced to 66.67% of the original target number, (ii) the Participant shall receive his or her adjusted target number of Performance Shares if the Company's cumulative EPS for the fiscal years ending ________________ and ______________ [first and second fiscal years in Performance Period] is at least $____, (iii) the Compensation Committee shall meet prior to the date of the Change in Control to take the actions contemplated by Section 3, (iv) immediately prior to the Change in Control, the Company shall issue to the Participant such number of Performance Shares as have been approved by the Compensation Committee for issuance to the Participant and pay to the Participant an amount in cash equal to the Dividend Equivalent Payment, and (v) this Agreement shall terminate and the Participant shall forfeit any rights he or she may have had to any additional Performance Shares issuable under this Agreement.

            d) If it is impracticable for the Compensation Committee and/or the Company to take the actions described in paragraph (b) or
                  (c) of this Section 5 prior to the Change in Control, the Compensation Committee and/or the Company shall take such actions as promptly as practicable following the Change in Control, or shall otherwise provide to the Participant the economic equivalent of the share issuance and cash payment provided for in this Section 5.

      6.    Non-competition and Non-Solicitation.

            a) While the Participant is employed by the Company and for a period of two years after the termination or cessation of such employment for any reason,

                  i. the Participant shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), engage in or be affiliated with any business that is competitive with the business of the Company, including but not limited to any business or enterprise that either (A) develops, manufactures, markets, licenses or sells candles, candle accessories, home or personal fragrance products, or products sold by the Company under its Old Farmers Almanac General Store retail format, or (B) otherwise provides any other consumer product or service that competes with any product or service that (1) was developed, manufactured, marketed, licensed, sold or provided by the Company during the time in which the Participant was employed with the Company, or (2) the Company planned, during the time in which the Participant was employed with the Company, to develop, manufacture, market, license, sell or provide; and

                  ii. the Participant shall not, either alone or in association with others (A) solicit, or permit any organization directly or indirectly controlled by the Participant to solicit, any employee of the Company to leave the employ of the Company, or (B) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Participant to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of the Participant's employment with the Company; provided, that this clause (B) shall not apply to the solicitation, hiring or


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                        engagement of any individual whose employment with the
                        Company has been terminated for a period of six months or longer.

            b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purpose. The Participant agrees that any breach of this
                  Section 6 is likely to cause the Company substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Participant agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Participant hereby waives the adequacy of a remedy at law as a defense to such relief.

      7. Rights as a Stockholder. The Participant shall not be deemed to be the holder of or to have any of the rights of a holder with respect to, any of the Performance Shares unless and until such Performance Shares have been issued to the Participant in accordance with the terms of this Agreement.

      8. Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Company for the payment of, any taxes required by law to be withheld in connection with the issuance of the Performance Shares and the payment of the Dividend Equivalent Payment by the Company to the Participant. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. Without limiting the generality of the foregoing, unless otherwise agreed in writing, and provided the common stock of the Company continues to be registered under Section 12(b) of the Securities Exchange Act of 1934, in satisfaction of such withholding tax obligation the Company is hereby directed to and shall (i) withhold, from the number of Performance Shares that would otherwise have been issued to the Participant under this Agreement, such number of Performance Shares as have a Fair Market Value (as defined in the Plan) equal to the Company's tax withholding obligation or (ii) withhold the amount of such tax withholding obligation from the Dividend Equivalent Payment.

      9.    Miscellaneous Provisions.

            a) Provisions of the Plan. The Award covered by this Agreement is made pursuant to, and is subject to the provisions of, the Plan.

            b) Capitalization Changes. In the event of any stock split, reverse stock split, stock dividend, combination of shares or similar change in the capitalization of the Company, the target number of Performance Shares and the EPS targets, as well as the calculation of the Dividend Equivalent Payment, shall be proportionately adjusted to reflect such event.

            c) Non-transferability of Award. The Award covered by this Agreement may not be sold, transferred, pledged, hypothecated or otherwise disposed of. Any Performance Shares issued under this Agreement may be sold, transferred, pledged, hypothecated or otherwise disposed of, subject to the provisions of applicable law and any other agreement to which the Participant may be a party.

            d) Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all


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                  of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee's discretion and shall be final and binding on the Participant.

            e) No Right to Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the issuance of the Performance Shares is contingent upon (among other things) his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Company.

            f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 9(c).

            h) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement (directed, in the case of notices to the Company, to the Chief Financial Officer), or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(h).

            i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

            j) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

            k) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

            l) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

            m) Participant's Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


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                                  THE YANKEE CANDLE COMPANY, INC.

                                  By: ___________________________
                                      Title: ______________________
                                      Address: 16 Yankee Candle Way
                                               P.O. Box 110
                                               South Deerfield, MA 01373

                                  __________________________
                                  Name of Participant:
                                  Address: __________________
                                           __________________